UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 21, 2007, PowerLight Corporation (“PowerLight”), a subsidiary of SunPower Corporation (“SunPower”), Solar Star NAFB, LLC, a subsidiary of PowerLight (“Solar Star”), and MMA NAFB Power, LLC, an indirect subsidiary of Municipal Mortgage & Equity, LLC (“MMA”) entered into a Unit Transfer Agreement. The Unit Transfer Agreement provides the general terms and conditions pursuant to which Solar Star will be sold to MMA in connection with the construction by PowerLight of an approximately 15 megawatt peak solar photovoltaic system at Nellis Air Force Base in Nevada. Solar Star will own the system and sell the generated solar electricity to the United States Air Force.

Pursuant to the Unit Transfer Agreement, upon the closing of the sale of Solar Star, PowerLight and Solar Star are obligated to enter into an Engineering, Procurement and Construction agreement (the “EPC Agreement”) and certain ancillary agreements related to the solar system, in each case in the form agreed to by the parties under the Unit Transfer Agreement. The EPC Agreement represents a material revenue opportunity for PowerLight, as well as SunPower on a consolidated basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2007

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer